As filed with the U.S. Securities and Exchange Commission on January 24, 2025

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HW ELECTRO Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

HW Electro Co., Ltd.

(Translation of Registrant’s name into English)

Japan	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301, Aomi 2-chome 7-4 the

SOHO, Koto-ku, Tokyo

135-0064 Japan

(+81) 3-6457-1469

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	David Danovitch, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 212-660-3060

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-278974

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-278974) initially filed by HW Electro Co., Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on April 29, 2024 (the “Prior Registration Statement”), which was declared effective by the Commission on December 31, 2024, including all amendments, supplements, and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of American depositary shares, representing the Company’s ordinary shares, by 200,000. The additional securities that are being registered for sale are in an amount that represents no more than 20% of the maximum aggregate principal amount set forth in the Prior Registration Statement. The required opinions of counsel and related consents and accountant’s consents are attached hereto and filed herewith.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Todoroki Law Office regarding the validity of Ordinary Shares being registered
15.1*	Letter In Lieu of Consent for Review Report of WWC, P.C.
23.1*	Consent of WWC, P.C.
23.2*	Consent of Todoroki Law Office (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on January 24, 2025.

HW Electro Co., Ltd.

By:	/s/ Weicheng Hsiao
Weicheng Hsiao
Representative Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Weicheng Hsiao	Representative Director and Chief Executive Officer	January 24, 2025
Name: Weicheng Hsiao	(Principal Executive Officer)

/s/ Eiji Fujino	Director	January 24, 2025
Name: Eiji Fujino

/s/ Bo Lyu	Chief Financial Officer	January 24, 2025
Name: Bo Lyu	(Principal Financial and Accounting Officer)

/s/ Hirotaka Ikeda	Independent Director, Audit and Supervisory Committee Member and	January 24, 2025
Name: Hirotaka Ikeda	Nominating Committee Member

/s/ Takayuki Tokoroda	Independent Director, Audit and Supervisory Committee Member and	January 24, 2025
Name: Takayuki Tokoroda	Nominating Committee Member

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on January 24, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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